Exhibit 3.1

AMENDMENT NO. 1
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
8POINT3 OPERATING COMPANY, LLC
This AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of 8POINT3 OPERATING COMPANY, LLC, a Delaware limited liability company (the “Company”), is entered into as of June 19, 2018, by and among 8POINT3 ENERGY PARTNERS LP, a Delaware limited partnership (the “Partnership”), SUNPOWER YC HOLDINGS, LLC, a Delaware limited liability company, FIRST SOLAR 8POINT3 HOLDINGS, LLC, a Delaware limited liability company, MARYLAND SOLAR HOLDINGS, INC., a Delaware corporation, 8POINT3 HOLDING COMPANY, LLC, a Delaware limited liability company (each, a “Member” and, collectively, the “Members”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the LLC Agreement (as defined below).
RECITALS
WHEREAS, the Members entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 24, 2015 (the “LLC Agreement”);
WHEREAS, the Partnership and the Company entered into an Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among the Partnership, the General Partner, the Company, Holdings, 8point3 Solar CEI, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company, CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company, 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company, 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company, and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company (the “Merger Agreement”);
WHEREAS, pursuant to Section 14.3 of the LLC Agreement, an agreement of merger approved in accordance with Article 14 of the LLC Agreement may effect an amendment to the LLC Agreement; and
WHEREAS, the holders of a Unit Majority and the holders of each class of Membership Interests have approved the Merger Agreement (which makes this amendment effective) by written consent in accordance with Section 14.3 of the LLC Agreement.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend the LLC Agreement as follows:

1.1    Amendment.
(a)    Section 1.1 is hereby amended to add the following definition:
“2018 Merger Agreement” means the Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among the Partnership, the General Partner, the Company, Holdings, 8point3 Solar CEI, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company, CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company, 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company, 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company, and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company.
(b)    Article VI of the LLC Agreement is hereby amended by inserting the following as a new Section 6.6 and renumbering Sections 6.6 through 6.9 as Sections 6.7 through 6.10, respectively:
Section 6.6    Special Distribution. Notwithstanding anything to the contrary in this Agreement, at the OpCo Merger I Effective Time (as defined in the 2018 Merger Agreement), the Company will make a special distribution in the amount of $383,714,679.86 to holders of Units, pro rata based on the number of Units that are Outstanding immediately prior to the OpCo Merger 1 Effective Time.
1.2    Limited Effect. Except as specified in this Amendment, all terms and conditions of the LLC Agreement shall continue in full force and effect.
1.3    Effective Date. This Amendment shall become effective at the OpCo Merger 1 Effective Time (as defined in the Merger Agreement).
1.4    Miscellaneous.
(a)    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
(b)    Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(c)    Invalidity of Provisions. If any provision or part of a provision of this Amendment is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Amendment shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(d)    Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Bryan R. Schumaker
Name:	Bryan R. Schumaker
Title:	Chief Financial Officer

Signature Page to
Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of
8point3 Operating Company, LLC

SunPower YC Holdings, LLC

By:	/s/ Manavendra Sial
Name:	Manavendra Sial
Title:	Executive Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of
8point3 Operating Company, LLC

First Solar 8point3 Holdings, LLC

By:	/s/ Bryan R. Schumaker
Name:	Bryan R. Schumaker
Title:	Vice President and Corporate Controller

Signature Page to
Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of
8point3 Operating Company, LLC

Maryland Solar Holdings, Inc.

By:	/s/ Bryan R. Schumaker
Name:	Bryan R. Schumaker
Title:	Vice President and Corporate Controller

Signature Page to
Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of
8point3 Operating Company, LLC

8point3 Holding Company, LLC

By:	First Solar 8point3 Holdings, LLC, its member

By:	/s/ Bryan R. Schumaker
Name:	Bryan R. Schumaker
Title:	Vice President and Corporate Controller

By:	SunPower YC Holdings, LLC, its member

By:	/s/ Manavendra Sial
Name:	Manavendra Sial
Title:	Executive Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of
8point3 Operating Company, LLC